Exhibit 99.1
FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Completes Acquisition of Wish-Bone® Salad Dressings and
Reaffirms Guidance For the Year

PARSIPPANY, N.J., October 1, 2013 - Pinnacle Foods Inc. (NYSE: PF) today announced that it has completed the previously-announced acquisition of the Wish-Bone® salad dressings business from Unilever PLC for $575 million in cash, subject to a customary post-closing inventory adjustment. The acquisition was funded through a combination of cash on hand and new debt.

The new debt consists of a $525 million term loan, due 2020, with terms and pricing consistent with the Company’s existing term loan. Pricing for both term loans is LIBOR (subject to a floor of 0.75%) plus an applicable margin of 2.50%, and both term loans carry the same 0.25% interest rate step-down feature.

Wish-Bone is a leading salad dressing brand, holding the #1 share position in the Italian segment of the category and the #3 position overall.  The portfolio acquired includes a broad range of liquid and dry-mix salad dressing flavors under the Wish-Bone and Western® brand names. Wish-Bone will be consolidated in the company’s Duncan Hines Grocery segment.

In making the announcement, Pinnacle reaffirmed its outlook for Wish-Bone to be $0.01-$0.02 accretive to EPS in the fourth quarter of fiscal 2013. In addition, Pinnacle also reaffirmed its consolidated EPS outlook for the full year of $1.53-$1.57.

Financial Contact                        Media Contact
Maria Sceppaguercio                        Elizabeth Rowland
Senior Vice President, Investor Relations            Pinnacle Foods Media Relations
Pinnacle Foods Inc.                        (973) 541-8620
973-541-8629                            mediainquiries@pinnaclefoods.com

About Pinnacle Foods
In more than 85% of American households, consumers reach for Pinnacle Foods brands. Pinnacle Foods is a Top 1000 Company as ranked by Fortune Magazine. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Parsippany, NJ, our business employs an average of 4,400 employees. We are a leader in the shelf stable and frozen foods segments and our brands hold the #1 or #2 market position in 10 of the 12 major categories in which they compete. Our Duncan Hines Grocery Division manages brands such as Duncan Hines® baking mixes and frostings, Vlasic® shelf-stable pickles, Mrs. Butterworth's® and Log Cabin® table syrups, Wish-Bone® and Western® salad dressings, Armour® canned meats, Brooks® and Nalley® chili and chili ingredients, Duncan Hines® Comstock® and Wilderness® pie and pastry fruit fillings and Open Pit® barbecue sauces. Our Birds Eye Frozen Division manages brands such as Birds Eye®, Birds Eye Steamfresh®, C&W®, McKenzie's®, and Freshlike® frozen vegetables, Birds Eye Voila!® complete bagged frozen meals, Van de Kamp's® and Mrs. Paul's® frozen prepared seafood, Hungry-Man® frozen dinners and entrées, Aunt Jemima® frozen breakfasts, Lender's® frozen and refrigerated bagels, and Celeste® frozen pizza. Our Specialty Foods Division manages Tim's Cascade Snacks®, Hawaiian® kettle style potato chips, Erin's® popcorn, Snyder of Berlin® and Husman's® snacks in addition to our food service and private label businesses. Further information is available at http://www.pinnaclefoods.com.

Forward Looking Statements
This release may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.” The words “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management's current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, deterioration of the credit and capital markets, industry trends, our substantial leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, and the other risks and uncertainties detailed in our final prospectus filed with the Securities and Exchange Commission on March 28, 2013 and subsequent reports filed with the Securities and Exchange Commission. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We assume no obligation to update the information contained in the presentation.